Exhibit 32

Photonic Products Group, Inc.

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Photonic Products Group, Inc. (the “Company”) on form 10-Q for the period ended June 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the under signed officers of the Company, certify, pursuant to Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel Lehrfeld	August 4, 2004

Daniel Lehrfeld
Chief Executive Officer

/s/ William S. Miraglia

William S. Miraglia
Chief financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.